 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2016 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Indiana	47-4850538
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) On May 25, 2016, the Board of Directors of hhgregg, Inc. (the “Company”) elected Kenneth J. Kocher as a director of the Company to fill a vacant seat on the Board of Directors. Mr. Kocher, 50, currently serves as the President of the Board for Indiana Bulls Baseball, Inc. He is also Board Advisor for the National Tuberous Sclerosis Alliance. Mr. Kocher served as Executive Vice President of Genesco Inc. from October 2006 to February 2016. Mr. Kocher also served as the CEO and President of Lids Sports Group (Hat World Corporation), a subsidiary of Genesco Inc. from October 2005 to February 2016. Mr. Kocher joined Hat World in 1996 as Chief Financial Officer. Prior to joining Hat World, he served as a Chief Financial Officer for three privately held franchises of Overhead Door Co. of South Dakota, Controller with several privately held companies under Walling Water Management, and was a Certified Public Accountant with Edie Bailly, a public accounting firm. Mr. Kocher earned his Bachelors of Business Administration, majoring in Accounting, from the University of North Dakota.
(b) On May 23, 2016, Charles B. Young, resigned from his role as Chief Human Resources Officer of the Company to pursue other opportunities. Mr. Young will continue in his role at the Company through June 3, 2016.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HHGREGG, INC.

Dated: May 26, 2016	/s/ Robert J. Riesbeck
Robert J. Riesbeck
Interim President and Chief Executive Officer and Chief Financial Officer

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